Benefits at a Glance for Vectrus Employees Here’s a quick review of the total benefits offered to you as an employee of Vectrus. BENEFIT . . . WHAT IT PROVIDES . . . Vectrus 401(k) Plan Opportunity to save income for retirement partnering with Prudential Medical Plans Medical plan options for employee and eligible dependents: • 1 PPO plan • 2 High Deductible Health Plans (HDHP) Health Savings Account (HSA) Opportunity to save income, tax-free, to use for eligible medical expenses for those enrolled in a Vectrus High Deductible Health Plan (HDHP) Tele-Health Benefit Access to medical providers via telephone or internet for those participating in a Vectrus medical plan Dental Plan Optional dental plan for employee and eligible dependents that offer two separate network options Vision Plan Option to enroll in one of two vision plans offered to employee and eligible dependents Flexible Spending Accounts (FSA) Ability to save income, tax-free, to pay for certain qualified healthcare, dependent care, parking, and/or transit expenses Short Term Disability Plan (STD) Paid or optional disability plan that would provide partial income replacement for approved claims – coverage pending on benefit package offered Long Term Disability Plan (LTD) Optional disability plan that would provide partial income replacement for approved claims beginning after 6 months Life and Accidental Death and Dismemberment Company paid life and accidental death and (AD&D) Insurance Plan dismemberment benefit – coverage pending on benefit package offered Voluntary Life Insurance Plan Optional life insurance for employee and eligible family members Voluntary Accidental Death and Optional accidental death and dismemberment insurance Dismemberment (AD&D) Insurance Plan for employee and eligible family members

Employee Assistance Program Company paid benefit that provides an array of services for you and your immediate family to support your day to Employee Discount Program day life Educational Reimbursement Company assistance for educational reimbursement offered to employees pending on benefit package offered *some benefit packages do not offer this benefit* Business Travel Accident Plan Company paid, additional accident insurance for you when you travel for Vectrus Accident Insurance Offered by VOYA - optional plan that would pay the employee directly for certain accidents Hospital Confinement Insurance Offered by VOYA - optional plan that would pay the employee directly for hospital stays Critical Illness Insurance Offered by VOYA - optional plan that would pay the employee directly for certain illnesses Vacation/Sick or PTO Either PTO or Vacation/Sick package is offered to every employee pending on the benefit package offered Holiday Number of paid holidays pending on benefit package offered Important Note: As provided in all Vectrus benefit plans, the terms and conditions of the plan documents will govern, and while Vectrus expects to continue the plan or plans indefinitely, it reserves the right to change or discontinue the plan or plans at any time for some or all participants. 1/2019